EXHIBIT 99.3

1996 — 2004 Monsanto Biotechnology Trait Acreage

Monsanto Biotechnology Trait Acreage
(in millions of acres)	2004F1	2003	2002	2001	2000	1999	1998	1997	1996
U.S. Roundup Ready soybean trait	65.9	63.6	60.0	54.8	45.0	40.5	29.1	7.9	1.2
Argentine Roundup Ready soybean trait	29.9	29.9	27.1	22.7	17.0	13.6	4.0	0.5	—
Roundup Ready soybean trait — other	9.5	1.6	1.0	0.6	0.6	0.3	—	—	—
Total Monsanto soybean trait	105.3	95.1	88.1	78.1	62.6	54.4	33.1	8.4	1.2
U.S. Roundup Ready corn trait	6.7	6.9	5.6	3.4	2.6	2.1	0.9	—	—
Roundup Ready corn trait — other	0.3	0.3	0.2	0.2	0.1	0.1	—	—	—
U.S. YieldGard corn borer traits	24.7	20.0	18.2	14.3	14.6	15.4	11.4	2.3	—
YieldGard corn borer traits — other	4.2	3.7	3.0	2.0	1.1	0.6	—	—	—
U.S. YieldGard rootworm corn trait	1.3	0.4	—	—	—	—	—	—	—
U.S. Monsanto “stacked” corn traits [2]	9.4	5.1	2.2	1.2	0.1	—	—	—	—
Monsanto “stacked” corn traits — other [2]	0.1	0.1	0.1	—	—	—	—	—	—
Total Monsanto corn traits	46.8	36.5	29.3	21.1	18.5	18.2	12.3	2.3	—
U.S. Roundup Ready cotton trait	4.9	4.5	5.2	5.1	4.6	3.8	2.1	0.6	—
Roundup Ready cotton trait — other	0.2	0.2	0.1	—	—	—	—	—	—
Chinese Bollgard cotton trait	1.9	2.0	1.9	2.3	0.3	0.3	0.2	—	—
U.S. Bollgard I and II cotton traits	0.3	0.3	0.4	0.5	1.0	2.0	2.0	2.0	1.8
Bollgard I and II cotton traits — other	1.5	0.5	0.5	0.7	0.5	0.3	0.2	0.1	—
U.S. Monsanto “stacked” cotton traits [2]	5.3	5.4	4.8	5.6	4.0	2.4	0.7	0.1	—
Monsanto “stacked” cotton traits — other [2]	0.1	0.1	0.1	—	—	—	—	—	—
Total Monsanto cotton traits	14.3	13.0	13.0	14.2	10.4	8.8	5.2	2.8	1.8
U.S. Roundup Ready canola trait	0.6	0.7	0.9	0.9	0.7	0.2	—	—	—
Canadian Roundup Ready canola trait	5.5	5.5	4.0	4.0	4.3	4.9	2.8	0.5	—
Total Monsanto canola traits	6.1	6.2	4.9	4.9	5.0	5.1	2.8	0.5	—
TOTAL MONSANTO TRAIT ACRES[3]	172.4	150.8	135.3	118.3	96.5	86.5	53.4	14.0	3.0
% Gain Per Year	14%	11%	14%	23%	12%	62%	281%	367%
% U.S. Gain Per Year	11%	10%	13%	18%	9%	44%	257%	336%

[1]	Forecasted 2004 acreage based on preliminary data.

[2]	“Stacked” trait categories reflect crops that contain more than one Monsanto technology (both insect-protected and herbicide-tolerance).

[3]	Source: Monsanto